EXHIBIT 99.1

GlobalTech Corporation Announces Fourth Quarter and Year End 2024 Results

Record revenue of $18 million for full-year 2024, up 72% over prior year

RENO, Nev., March 28, 2025 (GLOBE NEWSWIRE)--GlobalTech Corporation (GTC, OTC:GTLK)(“GlobalTech” or the “Company”), a leading U.S.-based technology investment holding company, today announced financial results for the year ending December 31, 2024.

Full-Year 2024 Financial Highlights:

•	Net Revenue surged 72% in 2024, reaching $18.3 million, up from $10.6 million in the previous year.
•	Operating Loss improved significantly, narrowing to $4.1 million in 2024, down from a loss of $10.5 million in 2023, positively impacted by strong revenue growth. As a percentage of revenue, operating loss improved to 22% in 2024, down from 99% in 2023, primarily due to revenue growing at a significantly faster rate than direct operating costs.
•	Net Loss declined to $3.0 million in 2024, compared to $8.3 million in the prior year.
•	Cash and cash equivalents were $822,251 as of December 31, 2024.

Dan Green, GlobalTech CEO commented, “GlobalTech, a leading provider of broadband and telecommunications services in Pakistan, achieved remarkable growth in 2024, with a 72% increase in revenue and a significant reduction in losses.  The demand for our Fiber to the Home (FTTH) broadband continues to surge, as Worldcall Telecom Limited’s customers increasingly upgrade their cable systems.  We anticipate this strong momentum to continue as we advance our implementation.  Meanwhile, we are actively exploring new expansion opportunities across multiple verticals and evaluating the potential for an uplisting to the Nasdaq market.”

Detailed financial information can be found on the Company’s Annual Report on Form 10-K filed today with the Securities and Exchange Commission at www.sec.gov.

About Worldcall Telecom Limited (www.worldcall.net.pk)

Worldcall Telecom Limited (PSX:WTL) is a publicly listed telecom and media operator in Pakistan. Worldcall has substantial deployments in Long Distance and International (LDI), broadband, metro fiber optic networks, and media playout facilities for its cable operations. Worldcall has deployed approximately 2,000 km of metro fiber in 20 cities across Pakistan to provide its customers with internet and television service with a potential service footprint of 3.2 million homes. GlobalTech owns, directly and indirectly through associates, an aggregate of around 55% of WorldCall Telecom Limited.

About GlobalTech Corporation

GlobalTech Corporation, headquartered in the USA, is a technology investment holding company that aims to provide growth capital and technological innovation to sectors such as AI, Big Data, and telecommunications. GTC partners with global companies to deliver innovative solutions that transform industries.

For more information, visit: globaltechcorporation.com

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Forward Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, our need for additional capital, the terms of such capital and potential dilution caused thereby; foreign currency exchange losses, fluctuations and translation risks related to our business in Pakistan; the international economic environment, geopolitical developments and unexpected global events which could cause our business to decline; investing in emerging markets, where our operations are located, is subject to greater risks than investing in more developed markets, including significant political, legal and economic risks; our revenue performance can be unpredictable by nature; we operate in highly competitive markets, which we expect only to become more competitive; we may be unable to keep pace with technological changes and evolving industry standards; we are exposed to cyber-attacks and other cybersecurity threats that may lead to compromised or inaccessible telecommunications, digital and financial services, and/or leaks or unauthorized processing of confidential information, and perceptions of such threats may cause customers to lose confidence in our services; the telecommunications industry is highly capital-intensive and requires substantial and ongoing expenditures of capital; we may also be subject to increases in license fees for some of our licenses or to obtain new licenses; the loss of important intellectual property rights, as well as third-party claims that we have infringed on their intellectual property rights; our substantial amounts of indebtedness and debt service obligations could materially decrease our cash flow, which could adversely affect our business and financial condition; our status as a controlled company; the fact that no active trading market for our common stock exists, and an active trading market may not develop or be sustained in the future; stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of the common stock; the telecommunications industry is a highly regulated industry, and we are subject to an extensive variety of laws and operate in uncertain judicial and regulatory environments, which may result in unanticipated outcomes that could harm our business; our operating subsidiaries are located in Pakistan, and their assets are in Pakistan, which may affect shareholder rights, including the ability to enforce civil liabilities under U.S. securities laws; we are, and may in the future be, involved in, associated with, or otherwise subject to legal liability in connection with disputes and litigation with regulators, competitors, and third parties; our licenses are granted for specific periods and may be suspended, revoked, or we may be unable to extend or replace these licenses upon expiration; we may be affected by economic downturns both in Pakistan and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; and risks relating to future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in GlobalTech’s publicly filed reports, including, but not limited to, GlobalTech’s Annual Report on Form 10-K for the year ended December 31, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. GlobalTech cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to GlobalTech or any person acting on behalf of GlobalTech are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on GlobalTech’s future results. The forward-looking statements included in this press release are made only as of the date hereof. GlobalTech cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GlobalTech undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by GlobalTech. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Louie Toma

CORE IR

louie@coreir.com

212-655-0924

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GLOBALTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2024 and 2023
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$822,251	$908,097
Restricted cash	2,633,019	2,353,442
Accounts receivable – net	3,780,777	4,045,485
Short term investments	970,596	149,427
Prepayments	60,234	11,448
Stores and spares	838,641	859,271
Loans and advances	4,660,122	4,213,468
Other receivables	3,947,158	2,120,283
Total current assets	17,712,798	14,660,921
Property, plant and equipment	16,936,286	17,904,180
Operating lease right-of-use assets	451,111	503,701
Intangible assets – net	10,264,049	11,575,524
Long term loans and other assets	3,123,604	4,253,358
Deferred tax asset	8,468,381	8,389,438
TOTAL ASSETS	$56,956,229	$57,287,121
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	$27,263,298	$26,383,588
Current portion of non-current liabilities	7,413,649	5,968,424
Accrued interest	3,545,054	2,706,788
Short term borrowings	1,103,560	1,507,307
Provision for taxation – net	1,125,182	1,161,384
Total current liabilities	40,450,743	37,727,491
Term finance certificates	906,455	2,119,667
Long term financing – secured	1,154,484	1,329,890
Long term deposits and payable	1,412,328	1,873,896
License fee payable	163,217	161,165
Operating lease liability	635,030	689,416
Post employment benefits	676,084	723,916
Other payables	709,975	435,426
Total non-current liabilities	5,657,573	7,333,376
TOTAL LIABILITIES	$46,108,316	$45,060,867
CONTINGENCIES AND COMMITMENTS (NOTE 18)
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value - authorized 500,000,000 shares at December 31, 2024 and December 31, 2023 and issued 139,933,391 and 139,763,391 shares respectively.	13,993	13,976
Accumulated other comprehensive loss	(896,497)	(1,761,998)
Accumulated deficit	(38,110,867)	(36,484,513)
Non - controlling interest	49,841,283	50,458,789
TOTAL SHAREHOLDERS’ EQUITY	10,847,914	12,226,254
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,956,229	$57,287,121

The annexed notes form an integral part of these consolidated financial statements.

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	2024	2023

NET REVENUE	$18,255,248	$10,613,766
Direct operating costs	(16,800,147)	(10,011,781)
Other operating costs	(2,505,673)	(1,973,780)
Depreciation and amortization	(2,804,936)	(3,368,165)
Other expenses	(201,841)	(5,739,384)
OPERATING LOSS	(4,057,349)	(10,479,343)
OTHER:
Other income – net	3,656,070	4,459,843
Finance cost	(2,365,281)	(2,153,678)
LOSS BEFORE TAXATION	(2,766,560)	(8,173,178)
Taxation	(179,733)	(151,780)
NET LOSS	$(2,946,293)	$(8,324,958)
NET LOSS ATTRIBUTABLE TO:
Common shareholders of GlobalTech Corporation - (a)	(1,626,354)	(4,564,574)
Non - controlling interest (NCI)	(1,319,939)	(3,760,383)
	(2,946,293)	(8,324,958)

Loss per common share: basic and diluted - (a/b)	$(0.012)	$(0.03)
Weighted-average common shares used to compute basic and diluted loss per share - (b)	139,933,391	139,763,391

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